UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

LEFT BEHIND GAMES, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

PRELIMINARY INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND

REGULATION 14C THEREUNDER

LEFT BEHIND GAMES INC.

1670 MAKALOA STREET

SUITE 204 BOX 380

HONOLULU, HI 96814

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Left Behind Games Inc., a Nevada corporation (the “Company”), to the holders of record at the close of business on January 3, 2012 (“Record Date”), of the Company’s outstanding voting capital stock pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement informs stockholders of an action taken and approved on January 3, 2012 by the principal stockholders of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and holders of the Series C Preferred having the voting rights equivalency of 10,025,333,092 shares of Common Stock (collectively, the “Majority Stockholders”). The Majority Stockholders are the beneficial owners of approximately 50.89% of the issued and outstanding shares of voting capital stock of the Company. The  Majority Stockholders have authorized the following:

(i)

To effect a one (1) for Fifty thousand (50,000) reverse stock split (1:50,000), whereby, on or about February 2, 2012 (subject to FINRA review of the reverse split and its notification date to the markets), for every fifty thousand shares of Common Stock then owned, each stockholder shall receive one share of Common Stock, with fractional shares being rounded up the nearest whole number (the “Reverse Split”).

As of January 3, 2012, there were issued and outstanding (i) 9,687,928,710 shares of Common Stock, (ii) 3,586,245 shares of Series A Preferred Stock, (iii) 7,890,529 shares of Series B Preferred Stock, (iv) 10,000 shares of Series C Preferred Stock, and (v) 9 shares of Series D Convertible Preferred Stock. Each share of Common Stock, Series A Preferred Stock and Series B Preferred Stock is entitled to one vote. Each share of Series C Preferred Stock has the voting equivalency of one million (1,000,000) shares of Common Stock (which means the 10,000 issued and outstanding shares of Series C Preferred Stock have the voting equivalency to 10,000,000,000 shares of Common Stock. All of the issued and outstanding shares of Series C Preferred Stock is held by Troy A. Lyndon, the Company’s Chief Executive Officer, President and Chairman. The shares of Series D Convertible Preferred Stock have no voting rights, however, each share of Series D Convertible Preferred Stock is immediately convertible into one million (1,000,000) shares of the Company’s Common Stock (Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Convertible Preferred Stock collectively, the “Preferred Stock”)

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO

STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED

HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO

SEND US A PROXY

The Company’s Majority Stockholders are the beneficial owners of approximately 50.89% of the issued and outstanding shares of the Company’s voting capital stock. The Majority Stockholders have voted for the Reverse Split and the Company has received their executed written consents, effective on January 3, 2012.

The stockholders of record at the close of business on January 3, 2012 are being furnished copies of this Information Statement. This Information Statement is being mailed to the stockholders of the Company, commencing on or about January 13, 2012.

Accordingly, all necessary corporate approvals in connection with the matter referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing the Company’s stockholders, in the manner required under the Exchange Act of these corporate actions. This Information Statement is circulated to advise the Company’s stockholders of action already approved by written consent of the Majority Stockholders who collectively hold a majority of the voting power of our capital stock. Pursuant to Rule 14c-2 under the Exchange Act the proposal will not be effective until on or about February 2, 2012, or twenty (20) days after the date the filing of the definitive Information Statement is filed with the Securities and Exchange Commission and mailed to the Company’s stockholders as of the Record Date.

NO DISSENTERS’ RIGHTS

Pursuant to the Nevada Revised Statues, NRS 92A.300 to 92A.500 inclusive, none of the corporate actions described in this Information Statement will afford to stockholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A

PROXY STOCKHOLDER APPROVAL HAS BEEN PREVIOUSLY OBTAINED FROM THE

MAJORITY STOCKHOLDERS

CONSENTING STOCKHOLDERS

On January 3, 2012, the date that the Reverse Split was approved by the written consent of the Majority Stockholders, there were issued and outstanding (i) 9,687,928,710 shares of Common Stock, (ii) 3,586,245 shares of Series A Preferred Stock, (iii) 7,890,529 shares of Series B Preferred Stock, (iv) 10,000 shares of Series C Preferred Stock, and (v) 9 shares of Series D Convertible Preferred Stock. Each share of Common Stock, Series A Preferred Stock and Series B Preferred Stock is entitled to one vote. Each share of Series C Preferred Stock has the voting equivalency of one million (1,000,000) shares of Common Stock (which means the 10,000 issued and outstanding shares of Series C Preferred Stock have the voting equivalency to 10,000,000,000 shares of Common Stock).All of the issued and outstanding shares of Series C Preferred Stock is held by Troy A. Lyndon, the Company’s Chief Executive Officer, President and Chairman. The shares of Series D Convertible Preferred Stock have no voting rights, however, each share of Series D Convertible Preferred Stock is immediately convertible into one million (1,000,000) shares of the Company’s Common Stock.

As of January 3, 2012, 2011, there were issued and outstanding (i) 9,687,928,710 shares of Common Stock, (ii) 3,586,245 shares of Series A Preferred Stock, (iii) 7,890,529 shares of Series B Preferred Stock, (iv) 10,000 shares of Series C Preferred Stock, and (v) 9 shares of Series D Convertible Preferred Stock. Each share of Common Stock, Series A Preferred Stock and Series B Preferred Stock is entitled to one vote. Each share of Series C Preferred Stock has the voting equivalency of one million (1,000,000) shares of Common Stock (which means the 10,000 issued and outstanding shares of Series C Preferred Stock have the voting equivalency to 10,000,000,000 shares of Common Stock).  Pursuant to Nevada law, at least a majority of the voting equity of the Company, are required to approve the Reverse Split by written consent. The Majority Stockholders, which hold in the aggregate 10,025,333,092 (as of the date hereof), or approximately 50.89% of the voting equity of the Company, have voted in favor of the Reverse Split thereby satisfying the requirement under Nevada law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

Mr. Lyndon owns an aggregate of 16,027,378 shares of Common Stock and 10,000 shares of Series C Preferred Stock. Each share of Common Stock has the right to one vote on the proposal above and each Series C Preferred Stock has the voting equivalency of one million shares of Common Stock; thereby giving Mr. Lyndon total voting power equal to 10,016,027,378 shares of Common Stock, approximately 50.84% of the total voting securities of the Company Mr. Richard J. Knox, Jr. who owns 9,305,714 shares of Common Stock also approved of the above proposal. Together, Mr. Lyndon and Mr. Knox own the voting equivalency of 10,025,333,092 shares of Common Stock, approximately 50.89% of the issued and outstanding voting securities.

We are not seeking written consent from any of our stockholders and our other stockholders will not be given an opportunity to vote with respect hereto. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of:

•

Advising stockholders of the action taken by written consent by Nevada Law; and

•

Giving stockholders advance notice of the action taken, as required by the Exchange Act.

Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under Nevada law to dissent or require a vote of all our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 3, 2012 with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Exchange Act) who is known us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors, our executive officers and all of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and officers, is based on a review of statements filed, with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to our Common Stock. The number of shares of Common Stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise noted, the address for each beneficial owner is c/o Left Behind Games Inc., 1670 Makaloa Street, Suite 204 Box 380, Honolulu, HI 96814.

Name and Address of Beneficial Owner	Class of Voting Stock	Number of Shares of Voting Stock Beneficially Owned (1)	Percentage of Class (3)(4)

Troy A. Lyndon (1)(4)	Common Stock	16,027,378	0.17%
CEO & Chairman of the Board	Series C Preferred	10,000	100%

Richard Knox, Sr. (1)	--	--
Director of the Board	--	--

Richard Knox, Jr. (1)(5)	Common Stock	9,305,714	0.10%
Director of the Board	Series D Preferred	9	100%

Demos Pappasavvas (1)(3)	Common Stock	400,637,393	4.14%
	Series B Preferred	2,310,466	29.30%

Peter Quigley (1)(3)	Common Stock	286,968,907	2.96%
	Series B Preferred	3,350,000	42.50%

Martin MacDonald (1)(3)	Common Stock	51,322,500	0.53%
	Series B Preferred	1,613,750	20.50%

All Officers & Directors As a Group (3 Persons)(1)(2)(3)(4)(5)	Common Stock	25,333,092	0.26%
	Series A Preferred	0	-
	Series B Preferred	0	-
	Series C Preferred	10,000	100%
	Series D Preferred	9	100%

______________________

(1) Based on 9,687,928,710 shares of Common Stock issued and outstanding.

(2) Based on 3,586,245 shares of Series A Preferred Stock issued and outstanding.

(3) Based on 7,890,529 shares of Series B Preferred Stock issued and outstanding.

(4) Based on 10,000 shares of Series C Preferred Stock issued and outstanding. Each shares of Series C Preferred Stock is entitled to 1,000,000 votes.

(5) Based on 9 shares of Series D Preferred Stock issued and outstanding. The Series D Preferred Stock does not have any voting rights. Each share of Series D Convertible Preferred Stock is immediately convertible into one million (1,000,000) shares of the Company’s Common Stock.

As indicated in the table above, our executive officers and directors beneficially own, or control, in the aggregate, approximately 50.89% of our outstanding voting capital stock. As a result, our executive officers and directors and stockholders may, as a practical matter, be able to influence all matters requiring stockholder approval including the election of directors, merger or consolidation and the sale of all or substantially all of our assets.

AMENDMENTS TO THE ARTICLES OF INCORPORATION TO EFFECT THE REVERSE STOCK

SPLIT OF COMMON STOCK

General

On January 3, 2012 the Board of Directors and the Majority Stockholders approved to effect a one (1) for Fifty thousand (50,000) reverse stock split whereby stockholders would hold one share for every fifty thousand shares currently held (the “Reverse Split”).

Background

The Company currently has ten billion (10,000,000,000) shares of Common Stock of which 9,687,928,710 shares of Common Stock were outstanding as of the Record Date. The Board of Directors believes that the price of the Common Stock is too low to attract investors to buy the stock. In order to proportionally raise the per share price of the Common Stock by reducing the number of shares of the Common Stock outstanding, the Board of Directors believes that it is in the best interests of the Company’s stockholders to implement the Reverse Split. In addition, the Board of Directors believes that the Company’s stockholders will benefit from relatively lower trading costs for a higher priced stock. The combination of lower transaction costs may ultimately improve the trading liquidity of the Common Stock. The Board of Directors is not implementing the Reverse Split in anticipation of any future transaction or series of transactions, including any “going private” transaction.

Material Effects of the Reverse Stock Split

The Reverse Split will be effected simultaneously for all of the Common Stock, and the ratio will be the same for all of the Common Stock. Fractional shares resulting from the Reverse Split will be rounded up to the nearest whole number. The voting equivalency of the Common Stock, Series A Preferred Stock and Series B Preferred Stock will remain one vote for each share held.  The voting equivalency of the Series C Preferred Stock will remain 1,000,000 shares of Common Stock for every share of Series C Preferred Stock outstanding.  Also, each share of Series D Preferred Stock will continue to not have any voting rights and be convertible into 1,000,000 share of Common Stock. The Reverse Split therefore will affect all of the Company’s Common Stockholders uniformly with the exception that fractional shares will be rounded up to the nearest whole number. The Reverse Split will not materially affect any stockholder’s percentage ownership interests in the Company, except to the extent that it results in fractional share ownership.

The principal effect of the Reverse Split will be to reduce the number of shares of the Common Stock issued and outstanding from approximately 9,687,928,710 shares as of January 3, 2012, to approximately 193,759 shares.

In addition, the Reverse Split will increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

Effect of Reverse Stock Split on Authorized Shares

The number of authorized shares of Common and Preferred Stock will remain unchanged after the Reverse Split and the Company may issue such shares in the future. The Reverse Split will, however, affect all issued and outstanding shares of the Common Stock and outstanding rights to acquire the Common Stock (i.e., options and warrants and securities convertible or exchangeable into our Common Stock). Upon the effectiveness of the Reverse Split, the number of authorized shares of the Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Common Stock issued and outstanding.

The Company has no current plans to issue any additional shares of Common Stock or Preferred Stock other than in the normal course of its business that would be expected to meet or exceed its current authorized total shares limit prior to the effective date of the Reverse Split, unless there were unexpected or unforeseen delays which at present we don’t anticipate. If the Company issues additional shares of Common Stock, the ownership interest of holders of the Common Stock will be diluted.

Effect on Fractional Stockholders

Stockholders will not receive fractional post-reverse stock split shares in connection with the Reverse Split and we will not be paying any cash to stockholders for any fractional shares from the Reverse Split. Instead, any resulting fractional shares shall be rounded up to the nearest whole number.

Effect on Registered and Beneficial Stockholders

Upon consummation of the Reverse Split, the Company intends to treat stockholders holding Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding the Common Stock in “street name.” However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Procedure for Exchange of Stock Certificates

The Company anticipates that the Reverse Split will become effective on February 2, 2012 which is approximately twenty (20) calendar days after this Information Statement is first mailed to our stockholders, or as soon thereafter as is practicable, which we will refer to as the “Effective Date.”

Beginning on the Effective Date, each certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares.

The Company’s transfer agent, Columbia Stock Transfer Company, will act as exchange agent for purposes of implementing the exchange of stock certificates.

Holders of pre-Reverse Split shares held in physical certificate form, and not placed on account with a stockbroker, may surrender to the corporation certificates representing pre-Reverse Split shares in exchange for certificates representing post-Reverse Split shares following the Effective Date.

No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder’s outstanding certificate(s) to the corporation’s transfer agent.  The contact information of the Company’s transfer agent is as follows:

Columbia Stock Transfer Company

601 E. Seltice Way Suite 202
Post Falls ID 83854
Phone: 208-664-3544

Fax: 208-777-8998

www.columbiastock.com

Shares of the Company’s Common Stock, which are held and on account with a stockbroker as of the Record Date, should be exchanged for post-Reverse Split shares automatically, with no action required from the holder.

Procedure for Effecting Reverse Stock Split

The Company will promptly file a Certificate of Amendment of Articles of Incorporation with the Secretary of State of the State of Nevada to amend its existing Articles of Incorporation. The Company has tentatively established February 2, 2012 as the effective date, subject to review by FINRA, which is referred to as the “Effective Date.” Beginning on the Effective Date, each certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares. The text of the Certificate of Amendment of Articles of Incorporation is set forth in Appendix A to this Information Statement. The text of the Certificate of Amendment of Articles of Incorporation is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board of Directors deems necessary and advisable to effect the Reverse Split.

Certain Risk Factors Associated with the Reverse  Split

Implementation of the Reverse Split entails various risks and uncertainties, including but not limited to the following:

•

There can be no assurance that the market price per share of the Common Stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the Reverse Split. Accordingly, the total market capitalization of the Company after the Reverse Split may be lower than the total market capitalization before the Reverse Split.

•

After the Reverse Split is effected, if the market price of the Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split.

•

There can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve.

•

The reduced number of shares that would be outstanding after the Reverse Split could adversely affect the liquidity of the Common Stock.

Authorized Shares

Common Stock

We are authorized to issue ten billion (10,000,000,000) shares of common stock, par value $0.001 (the “Common Stock”) of which 9,687,928,710 shares were outstanding as of the Record Date.  Holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, holders of a majority of the outstanding shares of Common Stock will be able to elect the entire board of directors, and, if they do so, minority stockholders would not be able to elect any members to the board of directors. Our board of directors has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued shares of Common Stock, which would reduce the percentage ownership of the stockholders and which may dilute the book value of the Common Stock.

Stockholders have no pre-emptive rights to acquire additional shares of Common Stock. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of Common Stock, when issued, will be fully paid and non-assessable.

Holders of Common Stock are entitled to receive dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We have not paid dividends on Common Stock and do not anticipate that it will pay dividends in the foreseeable future.

Anti-Dilutive Common Stock Rights

In 2004, we entered into an agreement with Charter Financial Holdings, LLC in connection with consulting services. The compensation section of the agreement requires that we issue shares of our Common Stock to Charter sufficient to ensure that its ownership in the Company does not fall below one percent (1%) of our outstanding Common Stock. The result is that for each time we issue or sell stock, we must issue that amount of stock to Charter Financial Holdings, LLC to maintain their ownership percentage. Charter Financial Holdings, LLC is not required to pay additional consideration for those shares.

Preferred Stock

We are authorized to issue up to Sixty Million (60,000,000) shares of preferred stock, par value $0.001. The preferred stock is entitled to preference over the Common Stock with respect to the distribution of our assets in the event of our liquidation, dissolution, or winding-up, whether voluntarily or involuntarily, or in the event of any other distribution of our assets of among the stockholders for the purpose of winding-up our affairs. The Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Directors in their sole discretion shall have the power to determine the relative powers, preferences, and rights of each series of preferred stock.

Of the 60,000,000 shares of authorized preferred stock, (i) 10,000,000 shares have been designated as Series A Preferred Stock, 3,586,245 of which were outstanding as of the Record Date; (ii) 16,413,755 shares have been designated as Series B Preferred Stock, 7,890,529 of which were outstanding as of the Record Date; (iii) 10,000 shares have been designated as Series C Preferred Stock, all of which were issued and outstanding as of the Record Date; and (iv) 10,000 shares have been authorized as Series D Preferred Stock, 9 of which were outstanding as of the Record Date. Each share of Series A Preferred Stock is convertible into one share of Common Stock at the sole discretion of the holder. Each share of our Series A and B Preferred Stock has the voting right equal to one share of Common Stock.  Also the holders Series C Preferred Stock are entitled to vote on all matters to be voted upon by the holders of the Company’s Common Stock and each share shall have the voting equivalent of one million (1,000,000) shares of Common Stock. Each share of Series D Convertible Preferred Stock is immediately convertible into one million (1,000,000) shares of the Company’s Common Stock (Series A, Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Convertible Stock collectively, the “Preferred Stock”).

Accounting Matters

The Reverse Split will not affect the par value of the Common Stock. As a result, as of the Effective Date, the stated capital attributable to the Common Stock on the Company’s balance sheet will be reduced proportionately based on the Reverse Split ratio of five-hundred-for-one (or such smaller ratio as the Board of Directors may determine), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of the Common Stock will not be restated because there will be fewer shares of the Common Stock outstanding.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Split is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of Company. Other than the Reverse Split (and the Company’s previous increase in authorized shares), the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

No Appraisal Rights

The Nevada Revised Statutes do not provide for dissenter’s rights in connection with any of the actions described in this Information Statement, and the Company will not provide stockholders with any such right independently.

STOCKHOLDERS SHARING AN ADDRESS

The Company will deliver only one information statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the information statement by contacting the Company at the address or phone number set forth below. Conversely, if multiple stockholders sharing an address receive multiple information statements and wish to receive only one, such stockholders can notify the Company at the address or phone number set forth below.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact:

Troy A. Lyndon, CEO and President

1670 Makaloa Street, Suite 204

Honolulu, HI 96814

Telephone No.: (951) 239-3331

Fax No.: (951) 602-6120

SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Company has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

/s/ Troy A. Lyndon
Troy A. Lyndon
Date: January 3, 2012	Chairman, CEO and President

APPENDIX A

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

for Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

LEFT BEHIND GAMES INC.

2. The articles have been amended as follows (provide article numbers, if available):

Effective upon the “Effective Date” (as defined below), the outstanding shares of Common Stock of the Corporation shall be combined on the basis that fifty thousand (50,000) of such shares of Common Stock shall become one (1) share of Common Stock without changing the par value of the shares of the Corporation (the “Reverse  Split”); provided that no fractional shares of the Corporation shall be issued in connection with the Reverse Stock Split and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share as a result of the Reverse  Split.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 50.89%

4. Effective date of filing (optional): January 23, 2012

5. Officer Signature (Required): /s/ Troy A. Lyndon, Chief Executive Officer and President

*

If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.